Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE SEQUENOM, INC. SECURITIES LITIGATION	) ) ) ) ) ) ) )	Master File No: 3:09-cv-00921-LAB-WMC STIPULATION OF SETTLEMENT
This Document Relates To: ALL ACTIONS	) ) ) )

This Stipulation of Settlement is dated as of December     , 2009. Subject to the approval of the Board of Directors of Sequenom, Inc. (“Sequenom” or the “Company”) and the Board of Directors of the Los Angeles City Employees’ Retirement System (“LACERS” or “Lead Plaintiff”) and the Court, it is entered into by and between (i) LACERS and the other members of the Settlement Class (as defined herein), (ii) Sequenom and (iii) Harry Stylli, Paul Hawran, Allan T. Bombard, Charles R. Cantor, Steven Owings, Harry F. Hixson, Jr., and Elizabeth Dragon (collectively, “Settling Individual Defendants”), each by and through his, her, or its undersigned attorneys. This Stipulation is intended by the parties hereto to fully, finally and forever resolve, discharge, release and settle the Released Claims and the Released Parties’ Claims, upon and subject to the terms and conditions hereof.

RECITALS

WHEREAS, the following cases were commenced in the United States District Court for the Southern District of California, on or after April 30, 2009:

	Abbreviated Case Name	Case Number	Date Filed
1.	Heilbrunn, et al. v. Sequenom, Inc., et al.	Case No.3:09-cv-00922- LAB-WMC	April 30, 2009
2.	Coad v. Sequenom, Inc., et al.	Case No.3:09-cv-00921- LAB-WMC	May 1, 2009
3.	Ross v. Sequenom, Inc., et al.	Case No. 3:09-cv-00949- LAB-WMC	May 4, 2009
4.	Schwartz v. Sequenom, Inc., et al.	Case No. 3:09-cv-00951- LAB-WMC	May 4, 2009
5.	Flynn v. Sequenom, Inc., et al.	Case No. 3:09-cv-00955- LAB-WMC	May 5, 2009
6.	Fox v. Sequenom, Inc., et al.	Case No. 3:09-cv-00973- LAB-WMC	May 6, 2009
7.	Business Systems Consultants, Ltd. v. Sequenom, Inc., et al.	Case No. 3:09-cv-00976- LAB-WMC	May 6, 2009
8.	Wiklund v. Sequenom, Inc., et al.	Case No. 3:09-cv-00984- LAB-WMC	May 7, 2009
9.	Margulies v. Sequenom, Inc., et al.	Case No. 3:09-cv-00990- JAH-WMC	May 7, 2009
10.	Patry v. Sequenom, Inc., et al.	Case No. 3:09-cv-01000- LAB-WMC	May 8, 2009
11.	Aaron Magel, Trustee of Magel Family Trust A Dated 1/2/90 v. Sequenom, Inc., et al.	Case No. 3:09-cv-01013- LAB-WMC	May 11, 2009
12.	Littman v. Sequenom, Inc., et al.	Case No. 3:09-cv-01351- JAH-WMC	June 23, 2009

WHEREAS, on June 30, 2009, LACERS and certain other parties moved pursuant to the Private Securities Litigation Reform Act of 1995 (“PSLRA”) to: 1) consolidate the cases; 2) appoint Lead Plaintiff; and 3) appoint Lead Counsel.

WHEREAS, by an Order dated September 1, 2009, the above-captioned cases were consolidated for all purposes under the caption In re Sequenom, Inc. Securities Litigation, Master File No: 3:09-cv-00921-LAB-WMC, and the Court appointed LACERS as Lead Plaintiff, and appointed the law firm of Kaplan Fox & Kilsheimer LLP (“Kaplan Fox”) as Lead Counsel.

WHEREAS, a Consolidated Complaint is scheduled to be filed by LACERS on or before January 15, 2010;

WHEREAS, following arms-length negotiations with the assistance of an experienced mediator, Lead Plaintiff and the Defendants have agreed to a settlement (the “Settlement”) of the Action;

WHEREAS, Lead Counsel, on behalf of Lead Plaintiff, has conducted an investigation relating to the claims and the underlying events and transactions alleged in the complaints and anticipates conducting certain confirmatory discovery as provided for herein. Lead Counsel and Lead Plaintiff recognize the expense, risks and uncertain outcome of any litigation and subsequent appeals, especially for a complex action such as this with its inherent difficulties and delays. Lead Plaintiff, on behalf of itself and all other members of the Settlement Class (collectively, “Plaintiffs”), desires to settle the Plaintiffs’ claims against the Defendants in this Action on the terms and conditions set forth in this Stipulation. Furthermore, Lead Plaintiff and Lead Counsel deem said Settlement to be fair, reasonable, adequate and in the best interests of the members of the Settlement Class; have agreed that the Released Parties should be released from the Released Claims pursuant to the terms and provisions of this Stipulation; and have agreed to the dismissal of the Action with prejudice, after considering the substantial benefits that the Lead Plaintiff and all members of the Settlement Class will receive from the settlement of the Action; and

WHEREAS, the Defendants, while continuing to deny all allegations of wrongdoing or liability whatsoever arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action, also recognize the expense, risks and uncertain outcome of any litigation, especially a complex action such as this, and the Defendants desire to settle the claims against them so as to avoid lengthy, distracting and time-consuming litigation and the burden, inconvenience and expense connected therewith, without in any way acknowledging any fault or liability, such that this Stipulation and all related documents are not, and shall not in any event be construed or deemed to be evidence of or an admission or concession on the part of the Defendants with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted, of or by any of them or of any other person.

NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, between Lead Plaintiff, and the Defendants, by and through their respective attorneys or counsel of record, that the Action and the Released Claims as against the Released Parties shall be settled, compromised, and dismissed with prejudice, subject to the approval of the Court, in the manner and upon the terms and conditions hereafter set forth:

I.	CERTAIN DEFINITIONS

A.    To the extent not otherwise defined herein, as used in this Stipulation, the following terms have the meanings specified below:

1.    “Action” means the consolidated securities class action pending in this Court under the caption In re Sequenom, Inc. Securities Litigation, Master File No: 3:09-cv-00921-LAB-WMC, including, without limitation, all cases consolidated under that caption.

2.    “Authorized Claimant” means a member of the Settlement Class who submits a timely and valid Proof of Claim and Release form to the Settlement Administrator and whose proof of claim is not rejected. Only those members of the Settlement Class filing valid and timely Proofs of Claim and Releases shall be entitled to receive any distributions from the Net Settlement Fund.

3.    “Court” means the United States District Court for the Southern District of California.

4.    “Defendants” means Sequenom, Inc., Harry Stylli, Paul Hawran, Allan T. Bombard, Charles R. Cantor, Steven Owings, Harry F. Hixson, Jr., and Elizabeth Dragon.

5.    “Effective Date” means the date that is five (5) business days after the date on which all of the conditions to the Settlement, set forth in Section XI(A), are satisfied.

6.    “Escrow Account” means the interest-bearing account created pursuant to Section II.

7.    “Execution Date” means the date that this Stipulation has been signed by all the signatories hereto through their counsel.

8.    “Escrow Agent” means Lead Counsel or its designees. The Escrow Agent shall perform the duties as set forth in this Stipulation.

9.    “Final” means, with respect to any judgment or order, including but not limited to the Final Judgment, that such judgment or order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, a judgment or order becomes “Final” when: (a) the time within which to seek review, alteration, amendment or appeal of such judgment or order, including (if applicable) any three (3) day period for service by mail under Federal Rule of Civil Procedure 6(a) and (e) or any such service period applicable to an action in state court, has expired without any review, alteration, amendment or appeal having been sought or taken; or (b) if an appeal, petition for writ of certiorari, motion or other application for review, alteration or amendment is filed, sought or taken, the date as of which such appeal, petition, motion or other application shall have been finally determined in such a manner as to affirm the Court’s original order in its entirety and the time, if any, for seeking further review has expired.

10.    “Final Settlement Approval Hearing” means the final hearing to be held by the Court to determine whether the proposed Settlement should be approved as fair, reasonable and adequate; whether all Released Claims should be dismissed with prejudice; whether an order approving the Settlement should be entered thereon; whether the allocation of the Settlement Fund should be approved; and whether and in what amounts to award attorneys’ fees and expenses to Lead Counsel and reimbursement to Lead Plaintiff.

11.    “Gross Settlement Fund” means the Settlement Amount plus all interest earned thereon.

12.    “Judgment” or “Final Judgment” means the judgment to be entered by the Court, substantially in the form of Exhibit B hereto.

13.    “Lead Counsel” means the law firm of Kaplan Fox & Kilsheimer LLP.

14.    “Lead Plaintiff” means the Los Angeles City Employees’ Retirement System.

15.    “Net Settlement Fund” means the Gross Settlement Fund, less: (i) attorneys’ fees and expenses; (ii) taxes and tax expenses; (iii) Notice and Administration Expenses and (iv) reimbursement awards to Lead Plaintiff, if any.

16.    “Notice and Administration Account” means the interest-bearing account to be established and maintained by the Settlement Administrator from the Gross Settlement Fund. The Notice and Administration Account may be drawn upon by the Settlement Administrator for Notice and Administration Expenses without prior approval of the Court.

17.    “Notice and Administration Expenses” means all expenses incurred (whether or not paid) in connection with the settlement administration, and shall include, among other things, the cost of publishing summary notice in the national edition of The Wall Street Journal or other national news service, printing and mailing the notice and Proof of Claim and Release, as directed by the Court, and the cost of processing proofs of claim and distributing the Net Settlement Fund to Settlement Class Members who timely submit a valid Proof of Claim and Release.

18.    “Parties” means the Lead Plaintiff, the Settlement Class Members, and the Defendants. The “parties hereto” means all those Persons whose counsel have signed this Stipulation on their behalf.

19.    “Person” means any individual, corporation, partnership (whether general or limited), limited liability company, association, affiliate, joint stock company, trust, estate, unincorporated association, government and any political subdivision thereof, and any other type of legal or political entity.

20.    “Plan of Allocation” means the plan or formula of allocation of the Net Settlement Fund, to be approved by the Court, which plan or formula shall govern the distribution of the Net Settlement Fund to Authorized Claimants. The Plan of Allocation is not a part of this Stipulation; the Defendants shall not have any responsibility or liability with respect thereto, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel this Stipulation or affect the finality of the Final Judgment or any other orders entered by the Court pursuant to this Stipulation.

21.    “Released Claims” shall mean any and all actions, suits, claims, debts, demands, rights, causes of action, proofs of claim or liabilities of every nature and description whatsoever (including, but not limited to, claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, or liability whatsoever), whether based in law or equity, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or not matured, pursuant to federal, state, local, statutory or common law, or any other law, rule or regulation, whether foreign or domestic, including both known claims and Unknown Claims (as defined herein), whether or not concealed or hidden (including but not limited to claims for securities fraud, negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, aiding or abetting a breach of fiduciary duty, breach of contract, unjust enrichment, or violations of any statutes, rules, duties or regulations), that have been or could have been or could in the future be asserted in any forum, whether foreign or domestic, by Lead Plaintiff, any member of the Settlement Class, or their successors, assigns, executors, administrators, representatives, attorneys, agents, affiliates, and partners, and any Persons they represent or any of them, whether brought directly or indirectly against any of the Released Parties, which arise out of, are based on, or relate in any way, directly or indirectly, to any of the allegations, acts, transactions, facts, events, matters, occurrences, representations or omissions involved, set forth, alleged or referred to, in the Action, or which could have been alleged in the Action based upon the facts alleged in the Action or any of the complaints filed in the Action, and which arise out of, are based upon, or relate in any way, directly or indirectly, to the purchase or sale of any Sequenom Common Stock by any Settlement Class member during the Settlement Class Period.

22.    “Released Parties” means Defendants, and each of their immediate family members, heirs, executors, administrators, successors, and assigns; Defendants’ present, former and future employees, insurers, officers, directors, partners, attorneys, legal representatives, receivers and agents; any person or entity which is or was related to or affiliated with any Defendant, or in which any Defendant has or had a controlling interest; and the present, former and future parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, partners, attorneys, assigns, and agents of all of the foregoing.

23.    “Released Parties’ Claims” means any and all claims, rights, or causes of action or liabilities whatsoever, whether based in federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them, or any Released Parties against the Lead Plaintiff, Settlement Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).

24.    “Sequenom” means Sequenom, Inc., a Delaware corporation.

25.    “Sequenom Common Stock” means the common stock of Sequenom, outstanding during the Settlement Class Period, irrespective of the date of issue.

26.    “Settling Individual Defendants” or “Settling Individual Defendant” means Harry Stylli, Paul Hawran, Allan T. Bombard, Charles R. Cantor, Steven Owings, Harry F. Hixson, Jr., and Elizabeth Dragon, or any of them.

27.    “Settlement Administrator” means the administrator appointed by the Court.

28.    “Settlement Amount” means (a) $14 million (fourteen million dollars) in cash and (b) shares of Sequenom Common Stock that Sequenom shall issue in accordance with the provisions set forth in Section II.

29.    “Settlement Class” or “Settlement Class Members” means, for purposes of this Settlement only, all persons or entities who, during the Settlement Class Period, purchased publicly traded shares of Sequenom Common Stock. Excluded from the definition of “Settlement Class” and “Settlement Class Members” are (a) Defendants; any parent or subsidiary, present or former director, officer, or subsidiary of Sequenom; any entity in which any excluded person has a controlling interest; and their legal representatives, heirs, successors and assigns, any immediate family member of a Settling Individual Defendant and (b) any putative members of the Settlement Class who timely and validly exclude themselves from the Settlement Class in accordance with the requirements set forth in the Mailed Notice and Rule 23 of the Federal Rules of Civil Procedure.

30.    “Settlement Class Period” means the period of time from June 4, 2008 through April 29, 2009, inclusive of those dates.

31.    “Settlement Fund” means the payments to be made in accordance with Section II of this Stipulation.

32.    “Unknown Claims” means any and all claims, demands, rights, liabilities, and causes of action of every nature and description which Lead Plaintiff, any member of the Settlement Class or any Defendant does not know or suspect to exist in his, her or its favor at or after the Execution Date and including, without limitation, those which, if known by him, her or it, might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims, the parties hereto stipulate and agree that, upon the Effective Date, Lead Plaintiff and Defendants shall expressly waive, and each of the Settlement Class Members shall be deemed to have waived, and by operation of the Final Judgment shall have waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Lead Plaintiff and Defendants and the members of the Settlement Class may hereafter discover facts in addition to or different from those that any of them now know or believe to be true with respect to the subject matter of the Released Claims, or the Released Parties’ Claims but Lead Plaintiff and Defendants shall expressly have, and each member of the Settlement Class shall be deemed to have and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and the Released Parties’ Claims known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiff and Defendants acknowledge, and the members of the Settlement Class by operation of the Judgment shall be deemed to have acknowledged, that the waivers contained in this paragraph, and the inclusion of “Unknown Claims” in the definition of Released Claims and Released Parties’ Claims, were separately bargained for and are key elements of the Settlement.

II.	THE SETTLEMENT CONSIDERATION

A.    Within fifteen (15) business days following preliminary approval of the Settlement by the Court, Sequenom or its insurers shall pay or cause to be paid $14 million (fourteen million dollars) in cash into a separate, interest-bearing escrow account maintained by the Escrow Agent on behalf of Lead Plaintiff and the Settlement Class.

B.    Sequenom will issue in settlement of the Action a number of shares of Sequenom Common Stock so that after issuance, the shares (“Settlement Shares”) issued pursuant to this settlement shall constitute in total 9.95% of the then shares outstanding, on the Determination Dates (as defined hereafter) subject to the limitations set forth below. For purposes of illustration, based upon 61,616,853 shares of Sequenom Common Stock currently outstanding, Sequenom would issue, if the Determination Date were today, a total of 6,808,303 Settlement Shares. However, the calculation of shares outstanding on the Determination Dates will not include (i) any shares issued in connection with a bona fide public or private financing by the Company that includes shares, convertible securities, options, warrants or rights as consideration for and in connection with raising capital for the finances or operations of the Company; (ii) any shares issued in connection with a licensing, collaboration or acquisition transaction deemed by the Sequenom Board to be in the best interests of Sequenom shareholders; or (iii) in Sequenom’s sole discretion, any shares issued in connection with settlement of the currently pending or related derivative cases not to exceed 200,000 shares; or (iv) any shares issued pursuant to Sequenom’s currently existing equity incentive plans, including shares issued upon the exercise of options, the vesting of restricted stock unit awards or pursuant to Sequenom’s currently existing employee stock purchase plan. The Settlement Shares will be issued free of any restrictions on transfer in accordance with the exemption from registration contained in Section 3(a)(10) under the Securities Act of 1933, as amended, and will be identical in all respects to Sequenom’s currently outstanding shares of Sequenom Common Stock.

C.    Until the Settlement Shares are issued in accordance with the Stipulation, the Settlement Shares shall be treated identically to the existing Sequenom Common Stock and shall receive all benefits, except for voting rights, that accrue to the existing Sequenom Common Stock (including but not limited to stock or cash dividends). Therefore, the number of shares of Sequenom Common Stock issuable hereunder will be adjusted if, prior to the issuance of the Settlement Shares, the Company: (i) declares a dividend in Sequenom Common Stock on any class of its capital stock; (ii) issues generally to its stockholders rights, options, or warrants to purchase Sequenom Common Stock at less than the then current market price of the common stock; (iii) subdivides, combines or reclassifies its outstanding Sequenom Common Stock; or (iv) distributes generally to its stockholders evidences of debt, shares of capital stock, cash or other assets.

D.    It is contemplated that there will be two dates of distribution for both cash and Settlement Shares: (i) the date of the distribution of attorneys’ fees and costs awarded by the Court to Lead Counsel; and (ii) the date of the distribution to Settlement Class Members. Pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, the Parties understand that no Settlement Shares may be issued until Final Approval of the settlement by the Court, and there shall be no distribution of Settlement Shares until after the Effective Date. It is understood that each of the two distributions of Settlement Shares shall be based upon the number of shares then outstanding, calculated in accordance with this Agreement. With respect to the second distribution, there shall be a credit representing the number of shares previously distributed in the first distribution (and such shares issued in the first distribution shall not count towards the computation of outstanding shares). If the total number of outstanding shares increases between the two distributions, the recipient(s) of the first distribution shall not be entitled to any additional shares.

E.    No less than seven (7) business days before a particular Distribution Date, Lead Counsel shall notify Sequenom of the distribution of Settlement Shares so that Sequenom can provide Lead Counsel with the number of shares of Sequenom Common Stock outstanding for purposes of calculating the number of Settlement Shares, which shall be provided within two (2) business days (“Determination Date”). Four (4) business days before each of the two distribution dates (“Notification Dates”), Lead Counsel shall notify counsel for Sequenom and Sequenom’s transfer agent of the number of shares of common stock to be distributed for the particular distribution to Lead Counsel or the Settlement Class Members. Defendants shall have no involvement with the plan of or administration of the plan of distribution. Defendants make no representations or warranties concerning the value of Sequenom shares, if any, at the time of distribution.

F.    Pursuant to Section D, above, there shall be two distributions of shares (one distribution to the class members and one distribution to Lead Counsel). For a period of thirty (30) days after the first distribution of Settlement Shares and a period of sixty (60) days after the second distribution of Settlement Shares, Sequenom agrees that Sequenom and its Section 16 reporting officers and directors shall not sell or cause to be sold any Sequenom securities other than in connection with exclusions (i), (ii), (iii), and (iv) in paragraph B. However, if the second distribution occurs within thirty-one (31) days of the first distribution, this clause shall not apply for more than ninety (90) days from the first distribution.

G.    Within thirty (30) days after the Execution Date, Sequenom agrees to adopt, or continue its implementation of, the following changes, revisions, modifications and additions to the corporate governance policies, protocols and practices of the Company:

A.    Board Composition and Compensation

1.    Independent directors of the Board of Directors of the Company (the “Board”) may serve as members of the boards of directors of no more than four (4) other public or private for-profit entities, other than subsidiaries or affiliates of the Company.

2.    The Company shall amend its bylaws to provide that at all times a majority of the directors of the Board of Directors must be independent.

3.    In connection with the Company’s annual shareholder meeting, the Company shall consider submitting to a shareholder vote a resolution that provides that at least 50% of the annual fees for independent directors, other than reimbursement of reasonable expenses and other than fees for committee memberships, shall be in the form of equity, e.g., restricted stock of the Company.

B.    Board Conduct

1.	Each independent director of the Board shall annually certify, in writing, to the Chair of the Nominating and Corporate Governance Committee that he or she is independent and shall immediately inform the Board of any change in his or her independent status.

2.	Absent extraordinary circumstances, the Company shall strongly encourage each member of the Board to attend, in person, each annual shareholder meeting.

3.	Following each regular meeting of the Board (or at the conclusion of a special meeting if deemed necessary), the independent directors of the Board shall hold an executive session at which the Chief Executive Officer, or any other Company officer or employee, shall not be present.

4.	The Chairman of the Board shall designate an appropriate person or persons in the Company to prepare or cause to be prepared, at the direction of the Chairman of the Board, among other things:

a.	Agendas in connection with regular (or special) meetings of the Board;

b.	Minutes of all Board meetings, which shall be distributed for review and correction, if necessary, by the members of the Board within a reasonable period of time following each such meeting;

c.	Board “packages” for each such meeting providing appropriate information and materials related to the various items of the particular agenda (or in support of proposed unanimous consent resolutions); and;

d.	Periodic financial, operational or other requisite reports, including medical data, test results and clinical studies to adequately inform the Board, on a timely basis, of the status of or material developments in Company’s business and the results of its operations.

5.	Director (and Executive Officer) Education. Directors shall participate in an initial orientation program upon election to the Board and in regular continuing education programs thereafter, in order that they fully understand their directorial responsibilities and can faithfully fulfill their fiduciary duties. Such continuing education, outlining the essential elements of best corporate governance practices and informing directors of new developments in this area, shall be conducted by the Company’s general counsel (if that position is occupied) or otherwise by a designated outside counsel with corporate governance expertise; and shall exceed that required by any applicable listing exchange. Executive officers of the Company shall similarly participate in such orientation program upon joining the Company, and all executive officers shall participate in such regular continuing education programs.

C.    Committee Conduct

1.	The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall be responsible for periodic review of the Company’s corporate governance policies, protocols and practices that may, from time to time, merit consideration by the Board.

2.	The Company’s Open Door Policy has been updated to have all complaints forwarded to all members of the Audit Committee. The Open Door Policy applies expressly to all complaints, not just those relating to accounting/financial practices. Complaints received through the Company’s complaint hotline, as described in the Open Door Policy, go to the Chair of the Audit Committee and designated outside counsel only; such hotline complaints do not go to any officers or employees of the Company.

3.	The Audit Committee shall hold executive sessions with the Company’s independent auditor and its financial management team as a routine item on its agenda for each of its regularly scheduled meetings.

4.	The Audit Committee shall hold at least four (4) regularly scheduled meetings every year to review the Company’s annual and interim financial statements and disclosures, as well as related independent auditor attestations, certifications and/or reports.

5,	The Audit Committee engaged Rose Ryan, LLP (“Rose Ryan”) as an external consultant to create and implement an “Enterprise Risk Management Process” to be approved by the Board. This process is on-going and Rose Ryan shall continue to provide the Audit Committee with regular reports which may merit consideration by the Board.

6.	The Disclosure Committee has revamped its charter. The Disclosure Committee, including its designated Disclosure Committee reporter, is now responsible for testing the reliability of information to be disclosed to the public. The Disclosure Committee shall meet periodically with the Company’s outside auditors, the Audit Committee and/or full Board to report on multiple aspects of the disclosure controls and to permit independent assessment of those controls.

7.	The Company has created a Scientific Review Committee to oversee the Company’s research and development strategy and activities.

D.    Additional Corporate Governance Changes

1.	The Board has adopted a comprehensive new policy on corporate disclosure controls and procedures, and approved a “Corporate Disclosure Policy,” a set of “Disclosure Controls and Procedures,” and an “Amended and Restated Disclosure Committee Charter.” As set forth in these documents, the Disclosure Committee must now review and formally approve all information before it is released to the public. In addition, there will no longer be any unpublished scientific data shared with investors.

2.	The Company has revised its New Hire Orientation program, Employee Handbook and Code of Business Conduct and Ethics, and enhanced its training practices. The Company now has created several revised training programs concerning ethics, scientific processes, public disclosures, and professional e-mail conduct.

3.	The Company’s Code of Business Conduct and Ethics shall be revised to include a specific section regarding the management, handling and disclosure of medical data, test results and the conduct of clinical studies by or on behalf of the Company to ensure the effective implementation of the remedial measures imposed by the Board.

4.	The Company’s Code of Business Conduct and Ethics shall provide for:

a.	Its distribution to all new employees and their acknowledgment of receipt of the Code and agreement to be bound by its provisions; and

b.	Its annual dissemination to all employees with a confirmation requiring them to certify annually that they have reviewed, are familiar with and agree to be bound by the provisions contained therein.

E.    Additional Company Structural Changes

1.

On September 28, 2009, the Company terminated the employment of Harry Stylli, Ph.D, former President and Chief Executive Officer, Elizabeth Dragon, former Senior Vice President of Research and Development, and three other employees. The Company also accepted the resignation of Paul Hawran, former Chief Financial Officer, and Steven Owings, former Vice President of Commercial Development, Prenatal Diagnostics. The Company has confirmed that it no longer provides compensation to Messrs. Stylli, Owings or Hawran,

Dr. Dragon, or the three employees who were terminated on September 28, 2009.

2.	The Company has hired a full-time biostatistician and engaged an external consultant on an “as needed” basis as a clinical biostatistician.

3.	The Company has reorganized its reporting structure, reducing the number of direct reports to the Company’s Chief Executive Officer.

4.	The Company has revised its Oversight Committee and appointed project directors to oversee and manage each of the Company’s products in development. As a result, each of the Company’s potential products now has both a director responsible for the product’s development and also internal independent reviewers that are otherwise not associated with that product’s development team.

F.    Revised Clinical Study Protocols and Procedures

1.	The Company has introduced a number of standard operating procedures regarding study design planning and review, including clear identification of whether a study is blinded or unblinded, raw data storage at multiple locations, independent third-party review of blinded clinical data, and a redundancy review of clinical study design by the Oversight Committee and of blinded clinical data by the Scientific Review Committee, the clinical group and the Company’s biostatistician.

2.	The Company has revamped its policy concerning the storage of clinical samples, including requiring that samples be stored in third-party storage facilities, bar-coding samples for electronic tracking and auditing, creating formal procedures for obtaining a sample, and limiting access to the Company’s sample storage freezer.

III.	THE ESCROW ACCOUNT

A.    The Escrow Account, including any interest earned thereon net of any taxes on the income thereof, shall be used to pay: (i) attorneys’ fees and expenses, (ii) taxes and tax expenses, (iii) Notice and Administration Expenses and (iv) reimbursement awards to Lead Plaintiff. The balance of the Escrow Account shall be the Net Settlement Fund and shall be distributed to the Authorized Claimants as set forth in the Plan of Allocation. Lead Plaintiff and Settlement Class Members shall look solely to the Net Settlement Fund for payment and satisfaction of any and all Released Claims.

B.    All funds held by the Escrow Agent shall be deemed in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further orders of the Court. The Escrow Agent shall invest any funds exclusive of the Notice and Administration Account, in United States Government obligations with a maturity of 180 days or less, and shall collect and reinvest all interest accrued thereon. Any funds held in the Notice and Administration Account may be held in an interest bearing bank account insured by the Federal Deposit Insurance Corporation (“FDIC”).

C.    The Escrow Agent shall not disburse the Gross Settlement Fund except as provided in this Stipulation, by order of the Court, or with the prior written agreement of counsel for the Defendants and Lead Counsel.

D.    The Escrow Agent shall be authorized to execute only such transactions as are consistent with the terms of this Stipulation and the order(s) of the Court.

E.    After the Effective Date, the Defendants shall have no interest in the Gross Settlement Fund or in the Net Settlement Fund.

F.    The Escrow Agent shall indemnify Sequenom, its insurers, and the Settling Individual Defendants and hold them harmless against, any losses arising from (a) the investment of any portion of the Settlement Fund other than in accordance with this Stipulation, or (b) the disbursement of any portion of the Gross Settlement Fund other than in accordance with this Stipulation.

IV.	THE NOTICE AND ADMINISTRATION ACCOUNT

A.    The Settlement Administrator shall establish and administer the Notice and Administration Account. The Notice and Administration Account shall be established using funds in the Gross Settlement Fund and shall be used only for the payment of Notice and Administration Expenses. Funds deposited in the Notice and Administration Account shall not be excessive, and Lead Counsel shall not deposit more than $300,000 into the Notice and Administration Account from the Gross Settlement Fund without obtaining prior written approval from counsel for the Defendants. The Escrow Agent is authorized to transfer funds from the Gross Settlement Fund to the Notice and Administration Account for Notice and Administration Expenses.

V.	PRELIMINARY APPROVAL ORDER; NOTICE ORDER; AND SETTLEMENT HEARING

A.    The Parties shall submit this Stipulation together with its Exhibits to the Court, and the Lead Plaintiff shall apply for entry of an order (the “Preliminary Approval Order”) substantially in the form and content of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and final approval of forms of notice to be mailed to all potential Settlement Class Members who can be identified with reasonable effort (the “Mailed Notice”) and to be published (the “Summary Notice”), substantially in the forms and contents of Exhibits A-1 and A-2 hereto, respectively. The Mailed Notice shall include the general terms of the settlement set forth in the Stipulation and shall set forth the procedure by which Persons who otherwise would be Members of the Settlement Class may request to be excluded from the Settlement Class.

B.    The Parties shall request that, after the Mailed Notice and Summary Notice have been mailed and published, respectively, in accordance with this Stipulation, above, the Court hold the Final Approval Settlement Hearing and finally approve the settlement of the Action with respect to the Parties.

C.    The Parties hereby stipulate to certification of the Settlement Class, pursuant to Rule 23(b)(3) of the Federal Rules of Civil Procedure, solely for purposes of this Stipulation and the Settlement set forth herein. If this Stipulation is not approved by the Court, however, then (a) Defendants shall retain all rights to (i) object to and oppose class certification, or (ii) challenge the standing of Lead Plaintiff or any other intervening plaintiff; and (b) this Stipulation and any motion or other papers filed in support of its approval shall not be offered as evidence of any agreement, admission or concession that any class should be or remain certified in the Action or that Lead Plaintiff or any other intervening plaintiff has standing or any legal right to represent any class.

VI.	FINAL JUDGMENT APPROVING THE SETTLEMENT

A.    At the Final Settlement Approval Hearing, the Parties shall jointly request entry of the Final Judgment, substantially in the form attached hereto as Exhibit B and such form shall include the following language:

i.    In accordance with 15 U.S.C. § 78u-4(f)(7)(A), any and all claims for contribution arising out of the Action or any Released Claim (i) by any person against Sequenom or the Settling Individual Defendants, and (ii) by Sequenom or the Settling Individual Defendants against any person, are hereby permanently barred and discharged; provided, however, that Sequenom may assert, as a counter-claim or responsive claim only, a claim for contribution against any Settling Individual Defendant that initiates litigation relating to the termination of his or her employment by Sequenom (but not against any other Settling Individual Defendant that does not initiate such litigation). Any such counter-claim or responsive claim for contribution shall be limited to seeking contribution with respect to the Settlement Shares portion of this settlement and shall not seek contribution with respect to the cash portion of this settlement. If Sequenom asserts and prevails on such a counter-claim or responsive claim for contribution, the amount awarded to Sequenom shall not exceed the amount awarded to the Settling Individual Defendant on his or her claim against the Company, i.e., under no circumstances shall the amount of contribution exceed the amount required to offset Sequenom’s liability to the Settling Individual Defendant (“Bar Order”).

ii.    Notwithstanding the foregoing, the Settling Individual Defendants and their Released Parties, and each of them, shall retain the right to defend against any counterclaims or responsive claims for contribution on other grounds, including, without limitation: (i) that he or she is not at fault for the conduct giving rise to the Settlement; (ii) that his or her proportional fault is less than asserted by Sequenom; and (iii) that Sequenom is legally and/or contractually obligated to indemnify him or her and/or that he or she is not required to reimburse or repay Sequenom for that indemnified amount. Further, Sequenom agrees that it will not argue or otherwise assert in any forum or proceeding that the Bar Order in any way affects or impairs the existing rights of the Settling Individual Defendants (including, without limitation, any Settling Individual Defendant who has initiated an action against Sequenom arising out of termination of that Settling Individual Defendant’s employment with Sequenom) to obtain indemnification and advancement of fees incurred in connection with Released Claims or in any other indemnifiable proceedings. The Settling Individual Defendants agree that they will not argue or otherwise assert in any forum or proceeding that, by entering into this Stipulation, Sequenom in any way compromised or otherwise affected its right (other than its right to a claim for contribution barred by the Bar Order) to seek to limit or extinguish any purported obligation to indemnify or advance fees to the Settling Individual Defendants and their Released Parties or to seek to recover any of the fees or expenses that Sequenom has advanced or may advance on behalf of or for the benefit of the Settling Individual Defendants and/or their Released Parties.

VII.	ATTORNEYS’ FEES AND EXPENSES

A.    Lead Counsel’s attorneys’ fees and expenses as are awarded by the Court shall be payable from the Gross Settlement Fund three (3) business days after the later of (a) the Effective Date, and (b) the date on which an order from the Court on Lead Plaintiff’s fee and expense application becomes Final. All such attorneys’ fees and expenses shall be paid solely from the Gross Settlement Fund, and none of the Released Parties shall be required to pay any portion of such attorneys’ fees and/or reimbursement of expenses.

B.    The failure of the Court to award the full amount of any fees and expenses requested by Lead Counsel shall not affect the finality of the Judgment or the Settlement contemplated by this Stipulation.

VIII.	ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND DISTRIBUTION OF NET SETTLEMENT FUND

A.    Each Settlement Class Member wishing to participate in the Settlement shall be required to submit a Proof of Claim and Release in the form annexed hereto as Exhibit A-3, signed under penalty of perjury by the beneficial owner(s) of the stock or by someone with documented authority to sign for the beneficial owner(s), and supported by such documentation as specified in the instructions accompanying the Proof of Claim and Release.

B.    All Proofs of Claim and Releases must be received within the time prescribed in the Preliminary Approval Order unless otherwise ordered by the Court. Any Settlement Class Member who fails to submit a properly completed Proof of Claim and Release within such period as shall be authorized by the Court shall be forever barred from receiving any payments pursuant to this Stipulation or from the Net Settlement Fund, but will in all other respects be subject to the provisions of this Stipulation and the Final Judgment, including, without limitation, the release of the Released Claims and dismissal of the Action with prejudice.

C.    The Settlement Administrator shall administer the Settlement subject to such approvals of the Court as circumstances may require.

D.    Each Proof of Claim and Release shall be submitted to the Settlement Administrator who shall determine, in accordance with this Stipulation and the Plan of Allocation to be formulated by Lead Counsel, for approval by the Court, the extent, if any, to which each claim shall be allowed, subject to appeal to the Court.

E.    The Settlement Administrator shall administer and calculate the claims submitted by the members of the Settlement Class, determine the extent to which claims shall be allowed, and oversee distribution of the Net Settlement Fund subject to appeal to, and jurisdiction of, the Court. Neither Lead Counsel, its designees or agents, Lead Plaintiff, the Defendants’ counsel or the Defendants shall have any liability arising out of such determination.

F.    The administrative determination of the Settlement Administrator accepting and rejecting claims shall be presented to the Court, on notice to the Defendants’ counsel, for approval by the Court.

G.    Following the Effective Date, the Net Settlement Fund shall be distributed to Authorized Claimants by the Settlement Administrator upon application to the Court by Lead Counsel.

H.    The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with the terms of this Stipulation and a Plan of Allocation to be approved by the Court, subject to and in accordance with the following:

1.    Any such Plan of Allocation is not a part of this Stipulation and it is not a condition of this Settlement that any particular Plan of Allocation be approved. No funds from the Net Settlement Fund shall be distributed to Authorized Claimants until after the Effective Date.

2.    Each Settlement Class Member who claims to be an Authorized Claimant shall be required to submit to the Settlement Administrator a completed Proof of Claim and Release signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to such Settlement Class Member.

3.    Except as otherwise ordered by the Court, all Settlement Class Members who fail timely to submit a Proof of Claim and Release within such period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but shall in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Final Judgment.

4.    All Persons who fall within the definition of the Settlement Class and who do not timely and validly request to be excluded from the Settlement Class in accordance with the instructions set forth in the Mailed Notice (as defined in Section V.A., above) shall be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Final Judgment with respect to all Released Claims, regardless of whether such Persons seek or obtain by any means, including, without limitation, by submitting a Proof of Claim and Release or any similar document, any distribution from the Gross Settlement Fund or the Net Settlement Fund.

I.    Neither the Defendants nor their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Gross Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the distribution of the Net Settlement Fund, or any losses incurred in connection with any such matters.

J.    The Defendants shall have no involvement in the solicitation of, or review of Proofs of Claim and Releases, or involvement in the administration process, which will be conducted by the Settlement Administrator in accordance with this Stipulation.

K.    Any change in the allocation of the Net Settlement Fund ordered by the Court shall not affect the validity or finality of this Settlement.

L.    No Person shall have any claim against Lead Plaintiff or Lead Counsel, the Settlement Administrator, the Defendants or their respective counsel based on investments or distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation or further orders of the Court.

IX.	CONFIRMATORY DISCOVERY

A.    The Settlement is subject to the completion of reasonable confirmatory discovery by Lead Plaintiff. Among other things, the confirmatory discovery shall include (i) production to Lead Plaintiff of documents produced by Sequenom to the United States Securities and Exchange Commission (“SEC”) concerning or relating to the claims asserted in the Action, including transcripts of deposition testimony taken by the SEC in Sequenom’s possession, provided, however, that if Sequenom has not ordered any transcripts from the SEC, Sequenom shall have no obligation to do so; (ii) proffers as to, and documents and information regarding, the then-known status of any governmental investigations and proceedings relating to the claims asserted in the Action; and (iii) proffers as to improvements in the Company’s corporate governance. Confirmatory discovery shall be subject to a Court-ordered confidentiality agreement and shall be for the sole purpose of assessing the reasonableness and adequacy of the Settlement, the scope and timing of which shall be reasonable and mutually agreed upon by the parties. Lead Plaintiff, by and through Lead Counsel, shall have the right to withdraw from the proposed Settlement at any time prior to filing its motion for final approval of the parties’ proposed Settlement if, in its discretion, information is produced in confirmatory discovery that renders the proposed Settlement unfair, unreasonable and inadequate. In the event that the Settlement is terminated for any reason or if the Effective Date fails to occur, Lead Plaintiff shall return all materials made available to it and is prohibited from using any facts learned in confirmatory discovery in any subsequent complaint unless and until such facts are later obtained during the course of the litigation.

X.	TAX TREATMENT

A.    The Parties, their counsel, the Court, and the Escrow Agent shall treat the Escrow Account as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. § 1.468B-1 for all periods on and after the date of the Court order preliminarily approving this Stipulation. The Parties, their counsel, the Court and the Escrow Agent agree to take no action inconsistent with the treatment of the Escrow Account in such manner. In addition, the Escrow Agent, and as necessary, the Defendants, shall make the “relation back election” (as defined in Treas. Reg. § 1.468B-1(j)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties and thereafter to cause the appropriate filing to occur. All provisions of this Stipulation shall be interpreted in a manner that is consistent with the Escrow Account being a “qualified settlement fund” within the meaning of Treas. Reg. § 1.468B-1.

B.    For the purpose of § 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall satisfy the administrative requirements imposed by Treas. Reg. § 1.468B-2 by e.g., (i) obtaining a taxpayer identification number, (ii) timely and properly satisfying any information reporting or withholding requirements imposed on distributions from the Escrow Account, and (iii) timely and properly filing or causing to be filed on a timely basis, all federal, state, local and foreign tax returns and other tax related statements necessary or advisable with respect to the Escrow Account (including, without limitation, all income tax returns, all informational returns, and all returns described in Treas. Reg. § 1.468B-2(1)), and timely and properly paying any taxes imposed on the Escrow Account. Such returns and Statements (as well as the election described in this VIII.B. shall be consistent with this VIII.B. and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Escrow Account shall be paid out of the Escrow Account as provided in VIII.C. hereof.

C.    All (i) taxes arising with respect to the income earned by the Escrow Account and (ii) tax expenses shall be paid out of the Escrow Account. Further, taxes and the tax expenses shall be treated as, and considered to be, a cost of administration of the settlement and shall be timely paid by the Escrow Agent out of the Escrow Account without prior order from the Court, and the Escrow Agent shall be obligated (notwithstanding anything herein to contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be deducted or withheld under Treas. Reg. § 1.468B-2(1)(2)). All parties and their tax attorneys and accountants shall to the extent reasonably necessary carry out the provisions of paragraphs A-C of this Section.

D.    The Defendants shall have no responsibility to make any filings relating to the Escrow Account and will have no responsibility to pay tax on any income earned by the Escrow Account. In the event this Stipulation is canceled or terminated, Sequenom shall be responsible for the payment of all taxes (including any interest or penalties), if any, on its portion of said income.

XI.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

A.    This Stipulation shall be subject to the following conditions and, except as provided herein, shall be canceled and terminated unless:

1.    The Court enters the Preliminary Approval Order, as provided in Section V;

2.    Sequenom or its insurers shall have caused to be timely transferred, or caused to be transferred, the cash portion of the Settlement Amount ($14 million), and Sequenom shall have transferred the Settlement Shares, as provided in Section II;

3.    The Court has approved the settlement as described herein, following notice to the Settlement Class and a Hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure, and has entered the Final Judgment, as provided in Section VI;

4.    The time within which Sequenom may exercise its option to terminate this Stipulation in accordance with the terms of the Supplemental Agreement described in Section XI(G) shall have expired without the exercise of that option;

5.    The Court shall have entered the Judgment, in all material respects in the form set forth in Exhibit B attached hereto, or an order and final judgment in a form that is not in all material respects identical to Exhibit B attached hereto (an “Alternative Judgment”) and Defendants do not elect to terminate the settlement following the entry of such Alternative Judgment;

6.    Counsel for all Persons listed on the signature pages of this Stipulation have executed this Stipulation; and

7.    The Judgment, or any Alternative Judgment, has become Final.

B.    Upon the Effective Date:

1.    Lead Plaintiff and the Settlement Class Members, on behalf of themselves, and to the fullest extent permitted by law, their heirs, executors, administrators, personal representatives, attorneys, agents, partners, successors and assigns, and any other Person claiming (now or in the future) to have acted through or on behalf of them, shall hereby be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever, released, relinquished, settled and discharged the Released Parties from the Released Claims and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any Released Claim against any of the Released Parties directly, indirectly or in any other capacity, whether or not such members of the Settlement Class execute and deliver a Proof of Claim and Release to the Settlement Administrator.

2.    The Released Parties, on behalf of themselves, and to the fullest extent permitted by law, their heirs, executors, administrators, personal representatives, attorneys, agents, partners, successors and assigns, and any other Person claiming (now or in the future) to have acted through or on behalf of them, shall hereby be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever, released, relinquished, settled and discharged the Lead Plaintiff, the members of the Settlement Class and their attorneys from the Released Parties’ Claims and shall be permanently barred and enjoined from instituting, commencing, or prosecuting any Released Parties’ Claim against any of them directly, indirectly or in any other capacity.

C.    If all of the conditions specified in paragraph A of this Section are not met, then this Stipulation shall be canceled and terminated, unless Lead Counsel and the Defendants’ counsel mutually agree in writing to proceed with the Settlement.

D.    If either (a) the Effective Date does not occur, (b) this Stipulation is canceled or terminated pursuant to its terms, or (c) this Stipulation does not become final for any reason, then the Gross Settlement Fund and all interest earned on the Gross Settlement Fund while held in escrow (less Notice and Administration Expenses paid or incurred), plus any amount then remaining in the Notice and Administration Account, including both interest paid and accrued (less expenses and costs which have not yet been paid but which are properly chargeable to the Notice and Administration Account), shall be refunded by the Escrow Agent to Sequenom and its respective insurers in accordance with the amounts contributed by each such Person pursuant to Section II(A) of this Stipulation. The Escrow Agent shall make the refund described in the preceding sentence within ten (10) business days of such cancellation or termination.

E.    Upon the occurrence of all of the events specified in paragraph A of this Section, the obligation of the Escrow Agent to return funds from the Gross Settlement Fund to Sequenom and/or its respective insurers pursuant to paragraph D of this Section, shall be absolutely and forever extinguished.

F.    If either (a) the Effective Date does not occur, (b) this Stipulation is canceled or terminated pursuant to its terms, or (c) this Stipulation does not become final for any reason, all of the parties to this Stipulation shall be deemed to have reverted to their respective status prior to the execution of this Stipulation, and they shall proceed in all respects as if this Stipulation had not been executed and the related orders had not been entered, preserving in that event all of their respective claims and defenses in the Action. Notwithstanding the foregoing language, the following provisions of this Stipulation shall survive any termination or cancellation of the Settlement: this Section XI(F); Section XI(D) (“Conditions of Settlement, Effect of Disapproval Cancellation or Termination”); Section XII (“No Admissions”); and, to the extent applicable, Section XIII (Miscellaneous Provisions).

G.    Sequenom shall have the option to terminate the settlement in its entirety in the event that purchasers who collectively purchased more than a certain amount of Sequenom Common Stock choose to exclude themselves from the Settlement Class, as set forth in a separate agreement (the “Supplemental Agreement”) executed among the Parties which, if ordered by the Court, shall be filed under seal.

XII.	NO ADMISSIONS

A.    The parties hereto intend the Settlement as described herein to be a final and complete resolution of all disputes between them with respect to the Action and to compromise claims that are contested and entry in this Settlement shall not be deemed an admission by any Defendant as to the merits of any claim or defense or any allegation made in the Action.

B.    Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any

Released Claim, of any allegation made in the Action, or of any wrongdoing or liability of any of the Released Parties; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any liability, fault or omission of any of the Released Parties in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that any of the Released Parties may file this Stipulation and/or the Judgment in any action that may be brought against any of them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

XIII.	MISCELLANEOUS PROVISIONS

A.    The parties hereto: (a) acknowledge that it is their intent to consummate the Settlement contemplated by this Stipulation; (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Stipulation; and (c) agree to exercise their best efforts and to act in good faith to accomplish the foregoing terms and conditions of the Stipulation.

B.    All counsel who execute this Stipulation represent and warrant that they have authority to do so on behalf of their respective clients.

C.    All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

D.    This Stipulation may be amended or modified only by a written instrument signed by counsel for all parties hereto or their successors in interest.

E.    This Stipulation, exhibits attached hereto, and the Supplemental Agreement constitute the entire agreement between Lead Plaintiff on the one hand, and the Defendants on the other hand, and supersede any and all prior agreements, written or oral, between the Parties. No representations, warranties or inducements have been made concerning this Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents.

F.    This Stipulation may be executed in one or more original, photocopied or facsimile counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties hereto shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court.

G.    This Stipulation shall be binding upon, and inure to the benefit of the successors, assigns, executors, administrators, affiliates (including parent companies), heirs and legal representatives of the parties hereto. No assignment shall relieve any party hereto of obligations hereunder.

H.    All terms of this Stipulation and all exhibits hereto shall be governed and interpreted according to the internal laws of the State of California without regard to its rules of conflicts of law and in accordance with the laws of the United States.

 I.    The Defendants, Lead Plaintiff, and each member of the Settlement Class hereby irrevocably submit to the jurisdiction of the Court with respect to enforcement of the terms of this Stipulation and for any suit, action, proceeding or dispute arising out of or relating to this Stipulation or the applicability of this Stipulation.

 J.    The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Settlement Class Members against the Released Parties with respect to the Released Claims. Accordingly, Lead Plaintiff and Defendants agree not to assert in any forum that the litigation was brought by Lead Plaintiff or its counsel, or defended by the Defendants, or their counsel, in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Action. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel

K.    This Stipulation, offer of this Stipulation and compliance with this Stipulation shall not constitute or be construed as an admission by any of the Released Parties of any wrongdoing or liability. This Stipulation is to be construed solely as a reflection of the desire of the parties hereto to facilitate a resolution of the claims in the Action and of the Released Claims. The parties hereto agree that no party was or is a “prevailing party” in this case. In no event shall this Stipulation, any of its provisions, or any negotiations, statements or court proceedings relating to its provisions in any way be construed as, offered as, received as, used as or deemed to be evidence of any kind in the Action, any other action, or any judicial (whether civil or criminal), administrative, regulatory or other proceeding, except a proceeding to enforce this Stipulation.

L.    This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to its preparation.

M.    Sequenom shall use its best efforts to provide Lead Plaintiff with transfer records, or help Lead Plaintiff procure transfer records or other appropriate information that will assist in the identification of Settlement Class Members for the purpose of providing Settlement Class Members with notice of the proposed Settlement.

N.    Except as otherwise provided herein, each party shall bear its own fees and costs.

O.    The headings herein are used for the purpose of convenience and are not intended to have legal effect.

P.    Notices required or permitted by this Stipulation shall be submitted either by overnight mail or in person as follows:

Notice to Plaintiffs:	Notice to the Defendants:

Laurence D. King Kaplan Fox & Kilsheimer LLP 350 Sansome Street, Suite 400 San Francisco, CA 94104 Robert N. Kaplan Kaplan Fox & Kilsheimer LLP 850 Third Avenue New York, NY 10022	William E. Grauer Cooley Godward Kronish 4401 Eastgate Mall San Diego, CA 92121-9109

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound December 24, 2009.

KAPLAN FOX & KILSHEIMER LLP

By:	/S/ ROBERT N. KAPLAN

Laurence D. King (SBN 206423) KAPLAN FOX & KILSHEIMER LLP 350 Sansome Street, Suite 400 San Francisco, CA 94104 Telephone: 415-772-4700 Facsimile: 415-772-4707 lking@kaplanfox.com

Robert N. Kaplan

Frederic S. Fox

Jeffrey P. Campisi

KAPLAN FOX & KILSHEIMER LLP

850 Third Avenue

New York, NY 10022

Telephone: 212-687-1980

Facsimile:  212-687-7714

rkaplan@kaplanfox.com

ffox@kaplanfox.com

jcampisi@kaplanfox.com

Justin B. Farar (SBN 211556) 1801 Century Park East Los Angeles, CA 90067 Telephone: 310-785-0800 Facsimile: 310-785-0897 jfarar@kaplanfox.com lbrody@kaplanfox.com

Lead Counsel for Lead Plaintiff the Los Angeles City Employees’ Retirement System

COOLEY GODWARD KRONISH

By:	/S/ WILLIAM E. GRAUER

William E. Grauer Koji F. Fukumura Cooley Godward Kronish 4401 Eastgate Mall San Diego, CA 92121-9109 Tel: (858)550-6000 Fax: (858)550-6420

Attorneys for Defendants Sequenom, Inc., Allan T. Bombard, Charles R. Cantor and Harry F. Hixson, Jr.

GIBSON DUNN AND CRUTCHER LLP

By:	/S/ MERYL L YOUNG

Meryl L Young Jared Toffer Gibson Dunn and Crutcher LLP 3161 Michelson Drive Irvine, CA 92612 Tel: (949) 451-4025 Fax: (949) 475-4671

Counsel for Defendant Harry Stylli

HOWREY LLP

By:	/S/ ROBERT E GOODING , JR.

Robert E Gooding , Jr. Roman E Darmer , II Jennifer Bagosy Howrey LLP 4 Park Plaza Suite 1700 Irvine, CA 92614 Tel: (949) 721-6900 Fax: (949) 721-6910

Counsel for Defendant Elizabeth Dragon

ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP

By:	/S/ KEITH P BISHOP

Keith P Bishop Lawrence D Lewis Jeren Wei Allen Matkins Leck Gamble Mallory & Natsis LLP 1900 Main Street 5th Floor Irvine, CA 92614 Tel: (949) 553-1313 Fax: (949) 553-8354

Counsel for Defendant Steven Owings

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:	/S/ THOMAS ANTHONY ZACCARO

Thomas Anthony Zaccaro Paul Hastings Janofsky & Walker 515 South Flower Street, 25th Floor Los Angeles, CA 90071 Tel: (213) 683-6285 Fax: (213) 996-3285

Morgan J Miller Paul, Hastings, Janofsky & Walker LLP 4747 Executive Drive, 12th Floor San Diego, CA 92121 Tel: (858) 458-3000 Fax: (858) 458-3005

Counsel for Defendant Paul W. Hawran

38